FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD FIRST QUARTER RESULTS

Adjusted EPS up 10.2% to $1.41

Affirms 2016 guidance range

MELVILLE, N.Y., May 3, 2016 – Henry Schein, Inc. (NASDAQ: HSIC), the world’s largest provider of health care products and services to office-based dental, animal health and medical practitioners, today reported record first quarter financial results.

Net sales for the quarter ended March 26, 2016 were $2.7 billion, an increase of 10.1% compared with the first quarter of 2015.  This consisted of 12.0% growth in local currencies and a 1.9% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 9.3% and acquisition growth was 2.7% (see Exhibit A for details of sales growth).

Net income attributable to Henry Schein, Inc. for the first quarter of 2016 was $113.8 million, or $1.37 per diluted share.  Excluding restructuring costs of $4.1 million pretax or $0.04 per diluted share, adjusted net income attributable to Henry Schein, Inc. for the first quarter of 2016 was $116.8 million or $1.41 per diluted share.  This represents growth of 7.7% and 10.2%, respectively, compared with the first quarter of 2015, excluding restructuring costs (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).

“We are pleased with our first-quarter financial results, and we believe we gained market share in each of our business groups.  The global markets we serve remained generally healthy, and although we faced continued headwinds from foreign currency exchange in our international business, the impact was far less than in 2015,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein.  “Double-digit growth in adjusted diluted EPS represents a solid start to the year.  We also are pleased to affirm guidance for 2016 adjusted diluted EPS, which represents growth of 10% to 12% compared with adjusted 2015 results.”

Dental sales of $1.3 billion increased 4.1%, consisting of 6.1% growth in local currencies and a 2.0% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 4.9% and acquisition growth was 1.2%.  The 4.9% internal growth in local currencies included 6.4% growth in North America and 2.3% growth internationally.

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 “In North America, consumable merchandise internal sales growth in local currencies was 4.6%, which we believe reflects continued healthy patient traffic to dental offices as well as market share gains.  Equipment sales and service internal sales growth in local currencies of 13.5% was excellent and was driven by sales of high-tech equipment,” commented Mr. Bergman.  “International consumable merchandise internal sales growth in local currencies was 1.6% and was led by France, Australia and Spain.  International equipment sales and service internal sales in local currencies increased 4.3% over the prior year, with particular strength in Germany, France and Australia.”

“During the quarter we expanded our presence in Japan by acquiring a 50% interest in the One Piece subsidiary of J. Morita, one of the world’s largest manufacturers and distributors of dental equipment and supplies,” he added.  “We also signed an agreement to acquire a majority interest in Dental Cremer, a distributor of dental supplies and equipment in Brazil.”

Animal Health sales of $771.4 million increased 12.7%, consisting of 15.6% growth in local currencies and a 2.9% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 9.8% and acquisition growth was 5.8%.  The 9.8% internal growth in local currencies included 16.7% growth in North America and 3.1% growth internationally.

“Normalizing Animal Health results to account for the impact of certain products switching between agency sales and direct sales, internal sales growth in local currencies was 5.2% for the quarter, including 7.4% growth in North America,” commented Mr. Bergman.  “Growth in our Animal Health group benefitted from multiple strategic acquisitions made during 2015, in particular in Europe.”

Medical sales of $538.1 million increased 21.3%, consisting of 21.5% growth in local currencies and a 0.2% decline related to foreign currency exchange.  In local currencies, sales increased 21.5%, all internally generated.

“When normalizing results for the impact of agency sales in the prior year, North America Medical internal sales growth was 11.2%.  This represents the fifth consecutive quarter of double-digit sales gains.  This growth reflects continued success with large group practices and integrated delivery networks,” remarked Mr. Bergman.

Technology and Value-Added Services sales of $101.7 million increased 18.6%, including 19.9% growth in local currencies and a 1.3% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 7.5% and acquisition growth was 12.4%.

 “North America Technology and Value-Added Services internal sales growth was 8.0% in local currencies, representing the highest growth rate in nearly two years and reflecting particular strength in software and financial services.  International internal growth in local currencies was 5.1%,” commented Mr. Bergman.  “Early in the quarter, we completed the acquisition of a majority interest in Vetstreet, a leading domestic provider of marketing solutions and health information analytics, and a month later we acquired RxWorks, a practice management software company serving veterinarians in Australia, New Zealand, the U.K. and the Netherlands.  Both transactions strengthen our position of leadership and add value to our customers worldwide.”

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Stock Repurchase Plan

The Company announced that it repurchased approximately 664,000 shares of its common stock during the first quarter at an average price of $150.51 per share, or approximately $100 million.  The impact of the repurchase of shares on first-quarter diluted EPS was less than one cent.  At the close of the first quarter, Henry Schein had approximately $300 million authorized for future repurchases of its common stock.

2016 EPS Guidance

Henry Schein today affirms 2016 financial guidance, as follows:

•         For 2016, the Company expects adjusted diluted EPS attributable to Henry Schein, Inc. to be $6.55 to $6.65, which represents growth of 10% to 12% compared with 2015 adjusted diluted EPS of $5.96.  (See Exhibit C for reconciliation of 2016 GAAP EPS guidance and growth rates to non-GAAP guidance and growth rates.)

•         Guidance for 2016 adjusted diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any, or restructuring costs, which are expected to be in the range of $0.10 to $0.13 per diluted share.

First-Quarter Conference Call Webcast

The Company will hold a conference call to discuss first-quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call through Henry Schein’s website at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein, Inc.

Henry Schein, Inc. (NASDAQ:HSIC) is the world’s largest provider of health care products and services to office-based dental, animal health and medical practitioners. The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites. A Fortune 500® Company and a member of the S&P 500® and the NASDAQ 100® indexes, Henry Schein employs nearly 19,000 Team Schein Members and serves more than 1 million customers.

The Company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care. Henry Schein operates through a centralized and automated distribution network, with a selection of more than 110,000 branded products and Henry Schein private-brand products in stock, as well as more than 150,000 additional products available as special-order items. The Company also offers its customers exclusive, innovative technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.

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Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 33 countries. The Company’s sales reached a record $10.6 billion in 2015, and have grown at a compound annual rate of approximately 15 percent since Henry Schein became a public company in 1995. For more information, visit Henry Schein at www.henryschein.com, Facebook.com/HenrySchein and @HenrySchein on Twitter.

Cautionary Note Regarding Forward-Looking Statements and Use of Non-GAAP Financial Information

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the United States Securities and Exchange Commission, or SEC, and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive and consolidating market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; increases in shipping costs for our products or other service issues with our third-party shippers; general global macroeconomic conditions; disruptions in financial markets; volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; increased competition by third party online commerce sites; risks from disruption to our information systems; cyberattacks or other privacy or data security breaches; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

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Included within the press release are non-GAAP financial measures that supplement the Company’s Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP).  These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain items.  In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Consolidated Statements of Income.  These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes.  The Company’s management believes that this information assists in evaluating operational trends, financial performance, and cash generating capacity.  However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

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CONTACTS:        Investors

Steven Paladino

Executive Vice President and Chief Financial Officer

steven.paladino@henryschein.com

(631) 843-5500

Carolynne Borders

Vice President, Investor Relations

carolynne.borders@henryschein.com

(631) 390-8105

Media

Gerard Meuchner

Vice President, Chief Global Communications Officer

gerard.meuchner@henryschein.com

(631) 390-8227

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 26,	March 28,
	2016	2015

Net sales	$2,712,956	$2,463,646
Cost of sales	1,933,651	1,750,251
Gross profit	779,305	713,395
Operating expenses:
Selling, general and administrative	599,053	545,166
Restructuring costs	4,058	6,862
Operating income	176,194	161,367
Other income (expense):
Interest income	3,348	3,455
Interest expense	(7,127)	(6,263)
Other, net	3,137	120
Income before taxes and equity in earnings of affiliates	175,552	158,679
Income taxes	(53,533)	(49,127)
Equity in earnings of affiliates	2,514	2,028
Net income	124,533	111,580
Less: Net income attributable to noncontrolling interests	(10,781)	(8,133)
Net income attributable to Henry Schein, Inc.	$113,752	$103,447

Earnings per share attributable to Henry Schein, Inc.:

Basic	$1.39	$1.24
Diluted	$1.37	$1.22

Weighted-average common shares outstanding:
Basic	81,568	83,230
Diluted	82,739	84,715

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 26,	December 26,
	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$71,614	$72,086
Accounts receivable, net of reserves of $75,171 and $77,008	1,274,950	1,229,816
Inventories, net	1,500,369	1,509,957
Deferred income taxes	60,105	58,159
Prepaid expenses and other	363,965	361,082
Total current assets	3,271,003	3,231,100
Property and equipment, net	324,283	318,476
Goodwill	1,925,111	1,907,593
Other intangibles, net	603,249	592,971
Investments and other	476,924	454,600
Total assets	$6,600,570	$6,504,740

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$809,124	$1,005,798
Bank credit lines	424,030	328,631
Current maturities of long-term debt	17,333	17,331
Accrued expenses:
Payroll and related	218,284	258,416
Taxes	159,635	161,760
Other	359,098	375,061
Total current liabilities	1,987,504	2,146,997
Long-term debt	666,283	463,752
Deferred income taxes	257,877	252,862
Other liabilities	242,675	212,121
Total liabilities	3,154,339	3,075,732

Redeemable noncontrolling interests	529,997	542,194
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
82,060,382 outstanding on March 26, 2016 and
82,415,320 outstanding on December 26, 2015	821	824
Additional paid-in capital	188,769	207,374
Retained earnings	2,933,805	2,895,997
Accumulated other comprehensive loss	(209,697)	(219,939)
Total Henry Schein, Inc. stockholders' equity	2,913,698	2,884,256
Noncontrolling interests	2,536	2,558
Total stockholders' equity	2,916,234	2,886,814
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$6,600,570	$6,504,740

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 26,	March 28,
	2016	2015

Cash flows from operating activities:
Net income	$124,533	$111,580
Adjustments to reconcile net income to net cash used in
operating activities:
Depreciation and amortization	40,967	37,149
Stock-based compensation expense	14,144	8,499
Provision for losses on trade and other accounts receivable	580	1,251
Provision for deferred income taxes	6,963	4,770
Equity in earnings of affiliates	(2,514)	(2,028)
Distributions from equity affiliates	2,181	2,335
Changes in unrecognized tax benefits	1,369	1,268
Other	962	3,680
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(39,767)	(9,861)
Inventories	13,930	(11,906)
Other current assets	(24,918)	(3,659)
Accounts payable and accrued expenses	(239,942)	(169,732)
Net cash used in operating activities	(101,512)	(26,654)

Cash flows from investing activities:
Purchases of fixed assets	(12,605)	(15,493)
Payments for equity investments and business
acquisitions, net of cash acquired	(52,562)	(13,637)
Other	(5,829)	(1,185)
Net cash used in investing activities	(70,996)	(30,315)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	95,111	(19,886)
Proceeds from issuance of debt	210,000	125,000
Debt issuance costs	(58)	-
Principal payments for long-term debt	(7,554)	(736)
Proceeds from issuance of stock upon exercise of stock options	6,398	7,577
Payments for repurchases of common stock	(99,997)	(75,707)
Excess tax benefits related to stock-based compensation	-	2,844
Distributions to noncontrolling shareholders	(2,096)	(3,113)
Acquisitions of noncontrolling interests in subsidiaries	(32,711)	(205)
Net cash provided by financing activities	169,093	35,774

Effect of exchange rate changes on cash and cash equivalents	2,943	(9,077)
Net change in cash and cash equivalents	(472)	(30,272)
Cash and cash equivalents, beginning of period	72,086	89,474
Cash and cash equivalents, end of period	$71,614	$59,202

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A - QTD Sales

Henry Schein, Inc.
2016 First Quarter
Sales Summary
(in thousands)
(unaudited)

Q1 2016 over Q1 2015

Global	Q1 2016	Q1 2015	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,301,755	$1,250,073	4.1%	-2.0%	6.1%	1.2%	4.9%

Animal Health	771,413	684,324	12.7%	-2.9%	15.6%	5.8%	9.8%

Medical	538,117	443,533	21.3%	-0.2%	21.5%	0.0%	21.5%

Total Health Care Distribution	2,611,285	2,377,930	9.8%	-1.9%	11.7%	2.3%	9.4%

Technology and value-added services	101,671	85,716	18.6%	-1.3%	19.9%	12.4%	7.5%

Total Global	$2,712,956	$2,463,646	10.1%	-1.9%	12.0%	2.7%	9.3%

North America	Q1 2016	Q1 2015	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$834,837	$789,183	5.8%	-1.0%	6.8%	0.4%	6.4%

Animal Health	399,327	338,349	18.0%	-0.1%	18.1%	1.4%	16.7%

Medical	519,441	424,644	22.3%	0.0%	22.3%	0.0%	22.3%

Total Health Care Distribution	1,753,605	1,552,176	13.0%	-0.5%	13.5%	0.5%	13.0%

Technology and value-added services	86,018	70,665	21.7%	-0.3%	22.0%	14.0%	8.0%

Total North America	$1,839,623	$1,622,841	13.4%	-0.5%	13.9%	1.1%	12.8%

International	Q1 2016	Q1 2015	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$466,918	$460,890	1.3%	-3.7%	5.0%	2.7%	2.3%

Animal Health	372,086	345,975	7.5%	-5.7%	13.2%	10.1%	3.1%

Medical	18,676	18,889	-1.1%	-3.1%	2.0%	0.0%	2.0%

Total Health Care Distribution	857,680	825,754	3.9%	-4.5%	8.4%	5.8%	2.6%

Technology and value-added services	15,653	15,051	4.0%	-5.7%	9.7%	4.6%	5.1%

Total International	$873,333	$840,805	3.9%	-4.5%	8.4%	5.7%	2.7%

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit B

Henry Schein, Inc.
2016 First Quarter
Reconciliation of reported GAAP net income and diluted EPS attributable to Henry Schein, Inc. to non-GAAP net income and diluted EPS attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	First Quarter
			%
	2016	2015	Growth
Net Income attributable to Henry Schein, Inc.	$113,752	$103,447	10.0%
Diluted EPS attributable to Henry Schein, Inc.	$1.37	$1.22	12.3%

Non-GAAP Adjustments (after-tax)
Restructuring costs (1)	$3,044	$5,002
Total non-GAAP adjustments to Net Income attributable to
Henry Schein, Inc.	$3,044	$5,002
Total non-GAAP adjustments to diluted EPS attributable to
Henry Schein, Inc.	$0.04	$0.06

Non-GAAP Net Income attributable to Henry Schein, Inc.	$116,796	$108,449	7.7%
Non-GAAP diluted EPS attributable to Henry Schein, Inc.	$1.41	$1.28	10.2%

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity and are presented solely for informational and comparative purposes.  However, non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(1)   Represents $4,058 of restructuring costs, net of $1,014 tax benefit, resulting in an after-tax effect of $3,044 for the three months ended March 26, 2016 and $6,862 of restructuring costs, net of $1,860 tax benefit, resulting in an after-tax effect of $5,002 for the three months ended March 28, 2015.

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Exhibit C

Henry Schein, Inc.
Reconciliation of 2016 GAAP EPS Guidance and Growth Rates to Non-GAAP EPS Guidance and Growth Rates
(unaudited)

	2016 EPS Guidance		Actual 2015	EPS Growth
	Low	High	EPS	Low	High
GAAP Earnings Per Share	$6.42	$6.52	$5.69	13%	15%
Non-GAAP Adjustments:
Restructuring Costs (1)	0.13	0.13	0.32
Tax Benefit (2)	-	-	(0.05)
Non-GAAP Earnings Per Share	$6.55	$6.65	$5.96	10%	12%

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity and are presented solely for informational and comparative purposes.  However, non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(1) Restructuring costs for 2016 represent the high end of the estimated range of $0.10 to $0.13 per diluted share. Amount for 2015 represents the actual EPS impact as reported.
(2) Represents an income tax benefit from a favorable tax ruling received during 2015 by a subsidiary, net of noncontrolling interest.

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